Exhibit 10.2

ALPHA AND OMEGA SEMICONDUCTOR LIMITED 2000 SHARE PLAN

INCENTIVE STOCK OPTION AGREEMENT

(A) Name of Optionee:

(B) Number of Shares:

(C) Exercise Price:

(D) Vesting Base Date:

(E) Effective Date:

THIS INCENTIVE STOCK OPTION AGREEMENT (the “Agreement”), is made and entered into as of the date set forth in Item E above (the “Effective Date”) between Alpha and Omega Semiconductor Limited, an Islands of Bermuda exempted company (the “Company”) and the person named in Item A above (“Optionee”).

THE PARTIES AGREE AS FOLLOWS:

1. Grant of Option; Vesting Base Date.

1.1 Grant. The Company wishes to grant to the Optionee pursuant to its 2000 Share Plan (the “Plan”) and this Agreement the Incentive Stock Option (“ISO”) to purchase all or any part of that number of Common Shares of the Company (the “ISO Shares”) as set forth above in Item B (the “Grant”).

1.2 Vesting Base Date. The parties hereby establish the date set forth in Item D above as the Vesting Base Date (as defined in Section 5.1 below).

2. Exercise Price. The exercise price for purchase of each Common Share covered by this ISO shall be the price set forth in Item C above.

3. Term. The term of this ISO shall be the maximum provided for in Section 8(b) of the Plan and shall expire as provided in Section 8 of the Plan.

4. Adjustment of ISOs. The Company shall adjust the number and kind of shares and the exercise price thereof in certain circumstances in accordance with the provisions of Section 13 of the Plan.

5. Exercise of Options.

5.1 Vesting; Time of Exercise. This ISO shall be exercisable according to the schedule set forth in Exhibit 5.1 attached hereto. Such schedule shall commence as of the date set forth in Item D above (the “Vesting Base Date”).

5.2 Exercise After Termination of Status as an Employee. In the event of termination of Optionee’s continuous status as an Employee, this ISO may be exercised only in accordance with the provisions of Section 8(c) of the Plan; provided, however, that in the event of termination of Optionee’s continuous status as an Employee, for any reason other than death or disability, this ISO may be exercised in whole or in part at any time within thirty days of the date of such termination (but in no event after the expiration of the term of the Plan).

5.3 Manner of Exercise. Optionee may exercise this ISO, or any portion of this ISO, by giving written notice to the Company at its principal executive office, to the attention of the Officer of the Company designated by the Administrator, accompanied by a copy of the Share Purchase Agreement in substantially the form attached hereto as Exhibit 5.3 executed by Optionee (or at the option of the Company such other form of share purchase agreement as shall then be acceptable to the Company), payment of the exercise price and payment of any applicable withholding or employment taxes. The date the Company receives written notice of an exercise hereunder accompanied by payment will be considered as the date this ISO was exercised.

5.4 Payment. Payment may be made for ISO Shares purchased at the time written notice of exercise of the ISO is given to the Company, by delivery of cash, check or, in the exercise of the absolute discretion of the Administrator, previously owned Common Shares (including constructive delivery, provided that actual or constructive delivery of previously owned shares may not be made other than once in any six month period) or a full recourse promissory note equal to up to 90% of the exercise price and payable over no more than five years provided such payment is acceptable in accordance with the provisions of the Plan. Any applicable taxes must be paid in cash. The proceeds of any payment shall constitute general funds of the Company.

5.5 Delivery of Certificate. Promptly after receipt of written notice of exercise of the ISO, the Company shall, without share or transfer taxes to the Optionee or other person entitled to exercise, deliver to the Optionee or other person a certificate or certificates for the requisite number of ISO Shares or shall register the Optionee as a shareholder on the books of the Company. An Optionee or transferee of an Optionee shall not have any privileges as a shareholder with respect to any ISO Shares covered by the option until the date of issuance of a share certificate or, if applicable, such registration.

6. Nonassignability of ISO. This ISO is not assignable or transferable by Optionee except by will or by the laws of descent and distribution. During the life of Optionee, the ISO is exercisable only by the Optionee. Any attempt to assign, pledge, transfer, hypothecate or otherwise dispose of this ISO in a manner not herein permitted, and any levy of execution, attachment, or similar process on this ISO, shall be null and void.

7. Company’s Right of Repurchase Upon Termination of Employment. The ISO Shares arising from exercise of this ISO shall be subject to a right of repurchase in favor of the Company (the “Right of Repurchase”) to the extent set forth in Exhibit 7 attached hereto (the absence of such Exhibit indicating that no such exhibit was intended and that the NSO shall be subject to the limitations set forth in Exhibit 5.1) in the manner and upon the terms provided for in the Companies Act. If the Optionee’s employment with the Company terminates before the Right of Repurchase lapses in accordance with Exhibit 7, the Company may purchase ISO Shares subject to the Right of Repurchase (either by payment of cash or by cancellation of purchase money indebtedness) for an amount equal to the price the Optionee paid for such ISO Shares (exclusive of any taxes paid upon acquisition of the shares) by giving notice at any time within the later of (a) 30 days after the acquisition of the ISO Shares upon option exercise, or (b) 90 days after such termination of employment that the Company is exercising its right of repurchase. The Company shall include with such notice payment in full in cash or by evidence of cancellation of purchase money indebtedness. The Optionee may not dispose of or transfer ISO Shares while such shares are subject to the Right of Repurchase and any such attempted transfer shall be null and void.

8. Company’s Right of First Refusal.

8.1 Right of First Refusal. In the event that the Optionee proposes to sell, pledge, or otherwise transfer any ISO Shares or any interest in such shares to any person or entity, the Company shall have a right of first refusal (the “Right of First Refusal”) to purchase such ISO Shares in the manner and upon the terms provided for in the Companies Act. If Optionee desires to transfer ISO Shares, Optionee shall give a written notice (the “Transfer Notice”) to the Company describing fully the proposed transfer, including the number of ISO Shares proposed to be transferred, the proposed transfer price, and the name and address of the proposed transferee. The Transfer Notice shall be signed both by Optionee and by the proposed transferee and must constitute a binding commitment of both such parties for the transfer of such ISO Shares. The Company may elect to purchase all, but not less than all, of the ISO Shares subject to the Transfer Notice by delivery of a notice of exercise of the Company’s Right of First Refusal within 30 days after the date the Transfer Notice is delivered to the Company. The purchase price paid by the Company shall be the price per share equal to the proposed per share transfer price, and shall be paid to the Optionee within 60 days after the date the Transfer Notice is received by the Company, unless a longer period for payment was offered by the proposed transferee, in which case the Company shall pay the purchase price within such longer period. The Company’s rights under this Section 8.1 shall be freely assignable, in whole or in part. Notwithstanding the foregoing, the Right of First Refusal does not apply to a transfer of shares by gift or devise to the Optionee’s immediate family (i.e., parents, spouse or children or to a trust for the benefit of the Optionee or any of the Optionee’s immediate family members), but does apply to any subsequent transfer of such shares by such immediate family members.

8.2 Transfer of ISO Shares. If the Company fails to exercise the Right of First Refusal within 30 days after the date the Transfer Notice is delivered to the Company, the Optionee may, not later than 75 days following delivery to the Company of the Transfer Notice, conclude a transfer of the ISO Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Optionee, shall again be subject to the Right of First Refusal and shall require compliance by the Optionee with the procedure described in Section 8.1 of this Agreement. If the Company exercises the Right of First Refusal, the parties shall consummate the sale of ISO Shares on the terms set forth in the Transfer Notice, other than price which shall be paid as set forth under Section 8.1; provided, however, in the event the Transfer Notice provides for payment for the ISO Shares other than in cash, the Company shall have the option of paying for the ISO Shares by paying in cash the present value of the consideration described in the Transfer Notice; and further provided that if the value of noncash consideration is to be paid and the Optionee disagrees with the value determined by the Company, the Optionee may request an independent appraisal by an appraiser acceptable to the Optionee and the Company, the costs of such appraisal to be borne equally by the Optionee and the Company.

8.3 Binding Effect. The Right of First Refusal shall inure to the benefit of the successors and assigns of the Company and shall be binding upon any transferee of ISO Shares including a transferee acquiring ISO Shares in a transaction where the Company failed to exercise the Right of First Refusal (a “Subsequent Transferee”) or a transferee of a Subsequent Transferee.

8.4 Termination of Company’s Right of First Refusal. Notwithstanding anything in this Section 8, the Company shall have no Right of First Refusal, and Optionee shall have no obligation to comply with the procedures in Sections 8.1 through 8.3 after the earlier of (i) the closing of the Company’s initial public offering to the public generally or (ii) the date that is 10 years after the Effective Date.

9. Market Standoff. Optionee hereby agrees that if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of the securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), Optionee shall not sell or otherwise transfer the ISO Shares for a period of 180 days following the effective date of a Registration Statement filed under the Securities Act; provided that such restrictions shall only apply to the first two registration statements of the Company to become effective under the Securities Act which include securities to be sold on behalf of the Company in an underwritten public offering under the Securities Act. The Company may impose stop transfer instructions with respect to the ISO Shares subject to the foregoing restrictions until the end of each such 180-day period.

10. Restriction on Issuance of Shares.

10.1 Legality of Issuance. The Company shall not be obligated to sell or issue any ISO Shares pursuant to this Agreement if such sale or issuance, in the opinion of the Company and the Company’s counsel, might constitute a violation by the Company of any provision of law or applicable regulatory requirement, including without limitation the provisions of the Securities Act or the requirement of the Bermuda Monetary Authority.

10.2 Registration or Qualification of Securities. The Company may, but shall not be required to, register or qualify the sale of this ISO or any ISO Shares under the Securities Act or any other Applicable Laws. The Company shall not be obligated to take any affirmative action in order to cause the grant or exercise of this option or the issuance or sale of any ISO Shares pursuant thereto to comply with any law or the requirement of the Bermuda Monetary Authority.

11. Restriction on Transfer. Regardless whether the sale of the ISO Shares has been registered under the Securities Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of ISO Shares (including the placement of appropriate legends on share certificates) if, in the judgment of the Company and the Company’s counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state, or any other law, or if the Company does not desire to have a trading market develop for its securities.

12. Share Certificate Restrictive Legends. Share certificates evidencing ISO Shares may bear such restrictive legends as the Company and the Company’s counsel deem necessary or advisable under Applicable Laws or pursuant to this Agreement.

13. Disqualifying Dispositions. If shares acquired by exercise of this ISO are disposed of within two years after the Effective Date or within one year after date of such exercise (as determined under Section 5.3 of this Agreement), the Optionee immediately prior to the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require.

14. Representations, Warranties, Covenants, and Acknowledgments of Optionee Upon Exercise of ISO. Optionee hereby agrees that in the event that the Company and the Company’s counsel deem it necessary or advisable in the exercise of their discretion, the issuance of ISO Shares may be conditioned upon certain representations, warranties, and acknowledgments by the person exercising the ISO (the “Purchaser”), including, without limitation, those set forth in Sections 14.1 through 14.8 inclusive:

14.1 Investment. Purchaser is acquiring the ISO Shares for Purchaser’s own account, and not for the account of any other person. Purchaser is acquiring the ISO Shares for investment and not with a view to distribution or resale thereof except in compliance with Applicable Laws regulating securities.

14.2 Business Experience. Purchaser is capable of evaluating the merits and risks of Purchaser’s investment in the Company evidenced by purchase of the ISO Shares.

14.3 Relation to Company. Purchaser is presently an Officer, Director, or other Employee of, or Consultant to the Company, and in such capacity has become personally familiar with the business, affairs, financial condition, and results of operations of the Company.

14.4 Access to Information. Purchaser has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Company with respect to the terms and conditions of the transaction contemplated hereby and with respect to the business, affairs, financial condition, and results of operations of the Company. Purchaser has had access to such financial and other information as is necessary in order for Purchaser to make a fully informed decision as to investment in the Company by way of purchase of the ISO Shares, and has had the opportunity to obtain any additional information necessary to verify any of such information to which Purchaser has had access.

14.5 Speculative Investment. Purchaser’s investment in the Company represented by the ISO Shares is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part. The amount of such investment is within Purchaser’s risk capital means and is not so great in relation to Purchaser’s total financial resources as would jeopardize the personal financial needs of Purchaser or Purchaser’s family in the event such investment were lost in whole or in part.

14.6 Registration. Purchaser must bear the economic risk of investment for an indefinite period of time because the sale to Purchaser of the ISO Shares has not been registered under the Securities Act and the ISO Shares cannot be transferred by Purchaser unless such transfer is registered under the Securities Act or an exemption from such registration is available. The Company has made no agreements, covenants, or undertakings whatsoever to register the transfer of any of the ISO Shares under the Securities Act. The Company has made no representations, warranties, or covenants whatsoever as to whether any exemption from the Securities Act, including without limitation any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144, will be available; if the exemption under Rule 144 is available at all, it may not be available until at least one year after payment of cash for the ISO Shares and not then unless: (i) a public trading market then exists in the Common Shares; (ii) adequate information as to the Company’s financial and other affairs and operations is then available to the public; and (iii) all other terms and conditions of Rule 144 have been satisfied. Purchaser understands that the resale provisions of Rule 701 will not apply until 90 days after the Company becomes subject to the reporting obligations of the Securities Exchange Act of 1934 (typically 90 days after the effective date of an initial public offering).

14.7 Public Trading. None of the Company’s securities is presently publicly traded, and the Company has made no representation, covenant, or agreement as to whether there will be a public market for any of its securities.

14.8 Tax Advice. The Company has made no warranties or representations to Purchaser with respect to the income tax consequences of the transactions contemplated by the agreement pursuant to which the ISO Shares will be purchased and Purchaser is in no manner relying on the Company or its representatives for an assessment of such tax consequences.

15. Code Section 409A Waiver and Release. Optionee understands and agrees that the Grant is made subject to and in accordance with the terms of the Plan. Optionee further agrees to be bound by the Code Section 409A Waiver and Release attached hereto as Exhibit 5.4. Optionee hereby acknowledges receipt of a copy of the Plan in the form attached hereto as Exhibit 1.

16. Assignment; Binding Effect. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, legal representatives, and successors of the parties hereto; provided, however, that Optionee may not assign any of Optionee’s rights under this Agreement.

17. Damages. Optionee shall be liable to the Company for all costs and damages, including incidental and consequential damages, resulting from a disposition of ISO Shares which is not in conformity with the provisions of this Agreement.

18. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, USA, excluding those laws that direct the application of the laws of another jurisdiction.

19. Notices. All notices and other communications under this Agreement shall be in writing. Unless and until the Optionee is notified in writing to the contrary, all notices, communications, and documents directed to the Company and related to the Agreement, if not delivered by hand, shall be mailed, addressed as follows:

Alpha and Omega Semiconductor Limited
495 Mercury Drive
Sunnyvale, CA 94085
Attention: President

Unless and until the Company is notified in writing to the contrary, all notices, communications, and documents intended for the Optionee and related to this Agreement, if not delivered by hand, shall be mailed to Optionee’s last known address as shown on the Company’s books. Notices and communications shall be mailed by first class mail, postage prepaid; documents shall be mailed by registered mail, return receipt requested, postage prepaid. All mailings and deliveries related to this Agreement shall be deemed received when actually received, if by hand delivery, and two business days after mailing, if by mail.

20. Arbitration. Any and all disputes or controversies arising out of this Agreement shall be finally settled by arbitration conducted in Santa Clara County, California, USA, in accordance with the then existing rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided that nothing in this Section 19 shall prevent a party from applying to a court of competent jurisdiction to obtain temporary relief pending resolution of the dispute through arbitration. The parties hereby agree that service of any notices in the course of such arbitration at their respective addresses as provided for in Section 18 shall be valid and sufficient.

21. Entire Agreement. Company and Optionee agree that this Agreement (including its attached Exhibits) is the complete and exclusive statement between Company and Optionee regarding its subject matter and supersedes all prior proposals, communications, and agreements of the parties (including any letter from the Company to Optionee setting forth proposed terms of employment), whether oral or written, regarding the grant of share options or issuances of shares to Optionee.

IN WITNESS WHEREOF, the parties have executed this Incentive Stock Option Agreement as of the Effective Date.

ALPHA AND OMEGA SEMICONDUCTOR LIMITED
By:
Title:

The Optionee hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement and the Plan.

Optionee

Optionee’s spouse indicates by the execution of this Incentive Stock Option Agreement his or her consent to be bound by the terms thereof as to his or her interests, whether as community property or otherwise, if any, in the option granted hereunder, and in any ISO Shares purchased pursuant to this Agreement.

Optionee’s Spouse

EXHIBITS

Exhibit 1	2000 Share Plan

Exhibit 5.1	Time of Exercise

Exhibit 5.3	Share Purchase Agreement

Exhibit 5.4	Code Section 409A Waiver and Release

EXHIBIT 1 OF THE INCENTIVE STOCK

OPTION AGREEMENT

2000 SHARE PLAN

EXHIBIT 5.1 OF THE INCENTIVE STOCK

OPTION AGREEMENT

The ISO shall be immediately exercisable with respect to one-fifth (1/5) of the total number of ISO Shares twelve (12) months after the Vesting Base Date and with respect to an additional one-sixtieth (1/60) of the total number of ISO Shares on the monthly anniversary of the Vesting Base Date of each month thereafter, so that the ISO shall be exercisable with respect to all of the ISO Shares on and after five (5) years after the Vesting Base Date.

Executed by:	ALPHA AND OMEGA SEMICONDUCTOR LIMITED

By:
Title:

Optionee

EXHIBIT 5.3 OF THE INCENTIVE STOCK

OPTION AGREEMENT

SHARE PURCHASE AGREEMENT

ALPHA AND OMEGA SEMICONDUCTOR LIMITED

THIS SHARE PURCHASE AGREEMENT is made and entered into this             day of                     ,             (the “Exercise Date”) by and between Alpha and Omega Semiconductor Limited, an Islands of Bermuda company (the “Company”), and             (“Optionee”) under the Company’s 2000 Share Plan (the “Plan”).

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Share Purchase Agreement (the “Agreement”).

1. Exercise of Option. Effective as of the Exercise Date,                     ,             , the Optionee hereby elects to exercise Optionee’s option to purchase             shares of Common Shares (the “Purchased Shares”) under and pursuant to the Plan and the [Incentive] [Nonstatutory] Stock Option Agreement dated                     ,             (the “Option Agreement”).

2. Delivery of Payment. Optionee herewith delivers to the Company the full purchase price of the Purchased Shares, as set forth in the Option Agreement, and any and all withholding taxes due in connection with the exercise of the Option, and shall deliver whatever additional documents may be required by the Option Agreement as a condition for exercise.

3. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4. Optionee’s Representations. In the event the Shares have not been registered under the Securities Act, as amended, at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit A.

5. Rights as Shareholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Purchased Shares, notwithstanding the exercise of the Option. The Purchased Shares shall be issued to the Optionee as soon as practicable after the Option is exercised in accordance with the Option Agreement. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 13 of the Plan.

6. Company’s Right of First Refusal

(a) Right of First Refusal. In the event that Optionee proposes to sell, pledge, or otherwise transfer any Purchased Shares or any interest in such shares to a bona-fide third party offeror, the Company shall have a right of first refusal (the “Right of First Refusal”) with respect to such Purchased Shares. If Optionee desires to transfer Purchased Shares, Optionee shall give a written notice (the “Transfer Notice”) to the Company describing fully the proposed transfer, including the number of Purchased Shares proposed to be transferred, the proposed transfer price, and the name and address of the bona-fide third party offeror. The Transfer Notice shall be signed both by Optionee and by the bona-fide third party offeror and must constitute a binding commitment of both such parties for the transfer of such Purchased Shares. The Company may elect to purchase the Purchased Shares subject to the Transfer Notice by delivery of a notice of exercise of the Company’s Right of First Refusal within 30 days after the date the Transfer Notice is delivered to the Company. The purchase price paid by the Company shall be the price per share equal to the proposed per share transfer price, and shall be paid to the Optionee within 60 days after the date the Transfer Notice is received by the Company, unless a longer period for payment was offered by the bona-fide third party offeror, in which case the Company shall pay the purchase price within such longer period. The

Company’s rights under this Section 6.(a) shall be freely assignable, in whole or in part. Notwithstanding the foregoing, the Right of First Refusal does not apply to a transfer of Purchased Shares by gift or devise to the Optionee’s immediate family (i.e., parents, spouse or children or to a trust for the benefit of the Optionee or any of the Optionee’s immediate family members), but does apply to any subsequent transfer of such Purchased Shares by such immediate family members.

(b) Transfer of Purchased Shares. If the Company fails to exercise the Right of First Refusal within 30 days after the date the Transfer Notice is delivered to the Company, Optionee may, not later than 75 days following delivery to the Company of the Transfer Notice, conclude a transfer of the Purchased Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by Optionee, shall again be subject to the Company’s Right of First Refusal and shall require compliance by Optionee with the procedure described in Section 6.(a) of this Agreement. If the Company exercises the Right of First Refusal, the parties shall consummate the sale of Purchased Shares on the terms set forth in the Transfer Notice, other than price which shall be paid as set forth under Section 6.(a); provided, however, in the event the Transfer Notice provides for payment for the Purchased Shares other than in cash, the Company shall have the option of paying for the Purchased Shares by paying in cash the present value of the consideration described in the Transfer Notice; and further provided that if the value of noncash consideration is to be paid, and the Optionee disagrees with the value determined by the Company, the Optionee may request an independent appraisal by an appraiser acceptable to the Optionee and the Company, the costs of such appraisal to be borne equally by the Optionee and the Company. If, at the time of exercise of the right of first refusal, any notes are outstanding which represent any portion of the purchase price of the Purchased Shares, the repurchase price shall be paid first by cancellation of any obligation for accrued but unpaid interest under such notes, next by cancellation of principal under such notes, and finally by payment of cash.

(c) Binding Effect. The Company’s Right of First Refusal shall inure to the benefit of the successors and assigns of the Company and shall be binding upon any transferee of Purchased Shares including a transferee acquiring Purchased Shares in a transaction where the Company failed to exercise the Right of First Refusal (a “Subsequent Transferee”) or a transferee of a Subsequent Transferee.

(d) Termination of Company’s Right of First Refusal. Notwithstanding anything in this Section 6, the Company shall have no Right of First Refusal, and Optionee shall have no obligation to comply with the procedures in Sections 6.(a) through 6.(c), after the earlier of (a) the closing of the Company’s initial registered public offering to the public generally, or (b) the date 10 years after the Effective Date of the Option Agreement.

7. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Purchased Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Purchased Shares and that Optionee is not relying on the Company for any tax advice.

8. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR A PERIOD NOT TO EXCEED 180 DAYS FOLLOWING THE EFFECTIVE DATE OF THE UNDERWRITTEN PUBLIC OFFERING OF THE COMPANY’S SECURITIES AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER WITHOUT THE CONSENT OF THE COMPANY OR THE MANAGING UNDERWRITER.

(b) Restriction on Transfer. Purchased Shares shall not be transferred, assigned, encumbered or otherwise disposed of in contravention of the Company’s Right of First Refusal or the Market Stand-Off, as set out in the Option Agreement.

(c) Stop-Transfer Notices. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(d) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Purchased Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Purchased Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Purchased Shares shall have been so transferred.

9. At Will Employment. Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in service with the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s service at any time for any reason, with or without cause.

10. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

11. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Administrator which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

12. Optionee Undertaking. Optionee hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Optionee or the Purchased Shares pursuant to the provisions of this Agreement.

13. Governing Law; Severability. This Agreement is governed by the internal substantive laws but not the choice of law rules, of California. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Exercise Notice will continue in full force and effect.

14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

15. Entire Agreement. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan, and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.

Submitted by:	Accepted by:
OPTIONEE SEMICONDUCTOR	ALPHA AND OMEGA LIMITED

Signature	By

Print Name	Title

Address:	Address:

Date Received:

EXHIBIT A

INVESTMENT REPRESENTATION STATEMENT

OPTIONEE:

COMPANY:         ALPHA AND OMEGA SEMICONDUCTOR LIMITED

SECURITY:         COMMON SHARES

AMOUNT:

DATE:

In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:

1. Optionee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Optionee is acquiring these Securities for investment for Optionee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

2. Optionee acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee’s investment intent as expressed herein. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Securities. Optionee understands that the certificate evidencing the Securities will be imprinted with any legend required under applicable state securities laws.

3. Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Optionee, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Exchange Act); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144;

and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

4. Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

Signature of Optionee:

Date: ,

EXHIBIT 5.4 OF THE INCENTIVE STOCK

OPTION AGREEMENT

CODE SECTION 409A WAIVER AND RELEASE

ALPHA AND OMEGA SEMICONDUCTOR LIMITED

THIS WAIVER AND RELEASE made as of this             day of                     , 20            by                     , the holder of a stock option under the Corporation’s 2000 Share Plan.

All capitalized terms in this Waiver shall have the meaning assigned to them in the attached Appendix.

Optionee hereby agrees and acknowledges that the Corporation’s Board has taken reasonable steps to value the Common Shares and to set the Exercise Price at the Fair Market Value per share of Common Shares on the Grant Date so that the Option will not be treated as an item of deferred compensation subject to Code Section 409A. However, because the Common Shares are not readily tradable on an established securities market, there can be no assurance that the Exercise Price is at least equal to the Fair Market Value per share of Common Shares on the Grant Date. Were the Internal Revenue Service to conclude that the Exercise Price is in fact less than such Fair Market Value and that the Option is accordingly subject to Code Section 409A, then Optionee would be subject the following adverse tax consequences:

(i) As the Option vests in accordance with the Vesting Schedule, Optionee would immediately recognize taxable income for federal income tax purposes equal to the amount by which the Fair Market Value of the Option Shares which vest at that time exceeds the Exercise Price payable for those shares. The Corporation would also have to collect from Optionee the federal income and employment taxes which must be withheld on that income. Taxation would occur in this manner even though the Option remains unexercised.

(ii) Optionee may also be subject to additional income taxation and withholding taxes on any subsequent increases to the Fair Market Value of the Option Shares purchasable under the vested Option until the Option is exercised or cancelled as to those Option Shares.

(iii) In addition to normal income taxes payable as the Option vests, Optionee would also be subject to an additional tax penalty equal to 20% of the amount of income Optionee recognizes under Code Section 409A when the Option vests and may also be subject to such penalty as the underlying Option Shares subsequently increase in Fair Market Value over the period the Option continues to remain outstanding.

(iv) There will also be interest penalties if the resulting taxes are not paid on a timely basis.

Optionee hereby further agrees and acknowledges that Optionee will incur the same tax consequences, including (without limitation) a second 20% penalty tax, under California income tax laws if Optionee is a resident of the State of California or is otherwise subject to California income taxation. If the Optionee is a resident of any other State, he or she accepts the risk of any unfavorable tax consequences under the laws of that State applicable to options granted with an Exercise Price less than the Fair Market Value of the Option Shares on the Grant Date.

Optionee hereby agrees to bear the entire risk of such adverse federal and State tax consequences in the event the Option is deemed to be subject to Code Section 409A and hereby knowingly and voluntarily, in consideration for the grant of the Option, waives and releases any and all claims or causes of action that Optionee might otherwise have against the Corporation and/or the Board, officers, employees or stockholders arising from or relating to the tax treatment of the Option under Code Section 409A and the corresponding provisions of any applicable State income tax laws (including, without limitation, California income tax laws) and shall not seek any indemnification or other recovery of damages against the Corporation and/or the Board, officers, employees or stockholders with respect to any adverse federal and State tax consequences or other related costs and expenses Optionee may in fact incur under Code Section 409A (or the corresponding provisions of State income tax laws) as a result of the Option.

IN WITNESS WHEREOF, the undersigned Optionee has executed this Waiver on the date and year first indicated above.

, OPTIONEE

Address:

APPENDIX

The following definitions shall be in effect under the Waiver:

A. Board shall mean the Corporation’s Board of Directors.

B. Code shall mean the Internal Revenue Code of 1986, as amended.

C. Common Shares shall mean the Corporation’s Common Shares.

D. Corporation shall mean Alpha and Omega Semiconductor Limited, a Bermuda company, and any successor corporation to all or substantially all of the assets or voting stock of Alpha and Omega Semiconductor Limited which shall by appropriate action adopt the Plan.

E. Exercise Price shall mean the exercise price payable per Option Share as specified in the Grant Notice.

F. Fair Market Value per share of Common Shares on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Shares are at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Shares on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price for the Common Shares on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Shares are at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Shares on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Shares, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Shares on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) If the Common Shares are at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

G. Grant Date shall mean the date of grant of the Option as specified in the Grant Notice.

H. Grant Notice shall mean the Notice of Grant of Stock Option accompanying the Waiver, pursuant to which Optionee has been informed of the basic terms of the Option evidenced hereby.

I. Option shall mean the option awarded in the Grant Notice.

J. Option Shares shall mean the number of shares of Common Shares subject to the Option.

K. Optionee shall mean the person to whom the Option is granted as specified in the Grant Notice.

L. Plan shall mean the Corporation’s 2000 Share Plan.

M. Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

N. Waiver shall mean this Code Section 409A Waiver and Release.